UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GRUBB & ELLIS APARTMENT REIT, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1551 N. Tustin Avenue, Suite 300 Santa Ana, CA 92705 714.667.8252 main 714.667.6860 fax www.gbe-reits.com/apartment

April [  ], 2010

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2010 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc., to be held on June 22, 2010 at 10:00 a.m. local time, at our offices at 1606 Santa Rosa Road, Suite 109, Richmond, Virginia 23229. We look forward to your attendance.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be acted upon by our stockholders. A report on the status of our initial public offering, our follow-on offering and our portfolio of properties will also be presented at the 2010 Annual Meeting of Stockholders, and our stockholders will have an opportunity to ask questions.

Your vote is very important. Regardless of the number of shares of our common stock you own, it is very important that your shares be represented at the 2010 Annual Meeting of Stockholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2010 ANNUAL MEETING OF STOCKHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it via fax to (212) 645-8046 or in the accompanying self-addressed postage-paid return envelope. You also may authorize a proxy via the Internet at https://www.proxyvotenow.com/aptre or by telephone by dialing toll-free 1-866-888-4066. Please follow the directions provided in the proxy statement. This will not prevent you from voting in person at the 2010 Annual Meeting of Stockholders, but will assure that your vote will be counted if you are unable to attend the 2010 Annual Meeting of Stockholders.

YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.

Sincerely,

Stanley J. Olander, Jr.
Chief Executive Officer and Chairman

1551 N. Tustin Avenue, Suite 300 Santa Ana, CA 92705 714.667.8252 main 714.667.6860 fax www.gbe-reits.com/apartment

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 22, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc., a Maryland corporation, will be held on June 22, 2010 at 10:00 a.m. local time, at our offices at 1606 Santa Rosa Road, Suite 109, Richmond, Virginia, 23229 for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	to elect five directors, each to hold office for a one-year term expiring at the 2011 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;

2.	to consider and vote upon amendments to our charter; and

3.	to transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

These proposals are discussed in the following pages, which are made part of this notice. Our stockholders of record on April 9, 2010 are entitled to vote at the 2010 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc. The list of stockholders entitled to vote will be available for inspection at the offices of Grubb & Ellis Apartment REIT, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, for the ten-day period immediately preceding the 2010 Annual Meeting of Stockholders. We reserve the right, in our sole discretion, to adjourn or postpone the 2010 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 22, 2010.

The proxy statement and annual report to stockholders are available at www.eproxyaccess.com/aptre.

You may obtain directions to attend the 2010 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc. by calling (804) 955-1109.

Please sign and date the accompanying proxy card and return it promptly by fax to (212) 645-8046 or in the accompanying self-addressed postage-paid return envelope whether or not you plan to attend. You also may authorize a proxy electronically via the Internet at https://www.proxyvotenow.com/aptre or by telephone by dialing toll-free 1-866-888-4066. Instructions are included with the proxy card. If you attend the 2010 Annual Meeting of Stockholders, you may vote in person if you wish, even if you previously have returned your proxy card or authorized a proxy electronically. You may revoke your proxy at any time prior to its exercise.

By Order of the Board of Directors,

Andrea R. Biller
Secretary

GRUBB & ELLIS APARTMENT REIT, INC.
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
Telephone: (714) 667-8252

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Grubb & Ellis Apartment REIT, Inc., or Grubb & Ellis Apartment REIT, for use in voting at the 2010 Annual Meeting of Stockholders, or the annual meeting, to be held on June 22, 2010 at 10:00 a.m. local time, at our offices at 1606 Santa Rosa Road, Suite 109, Richmond, Virginia, 23229, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice. The proxy solicitation materials are being mailed to stockholders on or about April [  ], 2010.

About the Meeting

What is the purpose of the annual meeting?

At the annual meeting, stockholders will vote to: (i) elect five directors, each to hold office for a one-year term expiring at the 2011 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified; (ii) consider and vote upon amendments to our charter; and (iii) transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Management will report on the status of our initial public offering and our follow-on offering, or our offerings, and our portfolio of properties, and will respond to questions from stockholders. In addition, representatives of Deloitte & Touche LLP, our independent registered public accounting firm, are expected to be available during the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders.

What is the Board of Directors’ voting recommendation?

Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote your shares “FOR ALL NOMINEES” to our Board of Directors and you vote your shares “FOR” the adoption of the amendments to our charter. No director has informed us that he or she intends to oppose any action intended to be taken by us.

What happens if additional proposals are presented at the annual meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you are authorizing a proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on April 9, 2010, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date at the annual meeting or any postponements or adjournments of the annual meeting. As of the record date, we had [          ] shares of our common stock issued and outstanding and entitled to vote. Each outstanding share of our common stock entitles its holder to cast one vote on each proposal to be voted on.

What constitutes a quorum?

If 50.0% of the shares outstanding of our common stock on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote my shares at the annual meeting?

Authorizing a Proxy by Mail — Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by June 21, 2010.

Authorizing a Proxy by Fax — Stockholders may authorize a proxy by completing the accompanying proxy card and faxing it to (212) 645-8046 until 5:00 p.m. Pacific Daylight Time on June 21, 2010.

Authorizing a Proxy by Telephone — Stockholders may authorize a proxy by telephone by dialing toll-free at 1-866-888-4066 until 5:00 p.m. Pacific Daylight Time on June 21, 2010.

Authorizing a Proxy by Internet — Stockholders may authorize a proxy electronically using the Internet at https://www.proxyvotenow.com/aptre until 5:00 p.m. Pacific Daylight Time on June 21, 2010.

Can I revoke my proxy after I return my proxy card or after I authorize a proxy by telephone, fax or over the Internet?

If you are a stockholder of record as of April 9, 2010, you may revoke your proxy at any time before the proxy is exercised at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone, fax or over the Internet, you may simply authorize a proxy again at a later date using the same procedure set forth above, but before the deadline for telephone, fax or Internet proxy authorization, in which case the later submitted proxy will be recorded and the earlier proxy revoked.

If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What vote is required to approve each proposal that comes before the annual meeting?

To elect the director nominees, the affirmative vote of a majority of the shares of our common stock present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. To approve the amendments to our charter, the affirmative vote of a majority of all votes entitled to be cast at the annual meeting of stockholders must be cast in favor of the proposal. Abstentions and broker non-votes will count as votes against both the proposal to elect the director nominees and the proposal to adopt the amendments to our charter.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. AS A RESULT, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder proxies. We encourage you to participate in the governance of Grubb & Ellis Apartment REIT and welcome your attendance at the annual meeting.

Who will bear the costs of soliciting proxies for the meeting?

Grubb & Ellis Apartment REIT will bear the entire cost of the solicitation of proxies from its stockholders. We have retained Ellen Philip Associates, Inc. to assist us in connection with the solicitation of proxies for the annual meeting. We expect to pay approximately $27,000 for such services and postage. We expect to pay Grubb & Ellis Equity Advisors, Transfer Agent, LLC, our transfer agent, approximately $21,000 for communication with our stockholders prior to the annual meeting and solicitation of proxies by telephone. In addition to the mailing of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Who should I call if I have any questions?

If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Grubb & Ellis Equity Advisors, Transfer Agent, LLC
Grubb & Ellis Apartment REIT, Inc.
4 Hutton Centre Drive, Suite 700
Santa Ana, CA 92707
Telephone: (877) 888-7348 ext. 52411 or (714) 975-2411

PROPOSAL FOR
ELECTION OF DIRECTORS
(Proposal No. 1)

Background

Our Board of Directors currently consists of five directors. Our charter and bylaws provide for a minimum of three and a maximum of 15 directors and that our directors each serve a term of one year, but may be re-elected. Our Board of Directors has nominated Stanley J. Olander, Jr., Andrea R. Biller, Glenn W. Bunting, Jr., Robert A. Gary, IV and Richard S. Johnson, each for a term of office commencing on the date of the 2010 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT and ending on the date of the 2011 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. Each of Messrs. Olander, Bunting, Gary and Johnson and Ms. Biller currently serves as a member of our Board of Directors.

Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR ALL NOMINEES for director named below. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he or she will serve on our Board of Directors for a one-year term ending on the date of the 2011 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our Board of Directors. We are not aware of any family relationship among any of the nominees to become directors or executive officers of Grubb & Ellis Apartment REIT. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her election as a director, except that such nominees have agreed to serve as our directors if elected.

Information about Director Nominees

Stanley J. (“Jay”) Olander, Jr., age 55, has been the Chief Executive Officer and a director of our company and the Chief Executive Officer of Grubb & Ellis Apartment REIT Advisor, LLC, or our advisor, since December 2005. Since December 2006, he has also served as Chairman of our Board of Directors and from April 2007 to March 2010, he served as our President. Since April 2007, he has also served as the President of our advisor. Since December 2007, Mr. Olander has also served as the Executive Vice President, Multifamily Division of Grubb & Ellis Company, or Grubb & Ellis, or our sponsor, where he has also served in various capacities within the organization since December 2005, including serving as Chief Executive Officer, President and Chairman of the Board of Directors of Grubb & Ellis Residential Management, Inc., or Residential Management, our property manager. Since January 2006, Mr. Olander has also served as a managing member of ROC REIT Advisors, LLC, or ROC REIT Advisors, a non-managing member of our advisor. From 1996 to April 2005, Mr. Olander served as President and Chief Financial Officer and a member of the Board of Directors of Cornerstone Realty Income Trust, Inc., or Cornerstone, a publicly traded apartment real estate investment trust, or REIT, listed on the New York Stock Exchange with a market capitalization of approximately $1.5 billion. During his tenure, Mr. Olander was responsible for the acquisition and financing of approximately 40,000 apartment units. Mr. Olander received a B.S. degree in Business Administration from Radford University and an M.A. degree in Real Estate and Urban Land Development from Virginia Commonwealth University. Our Board of Directors selected Mr. Olander to serve as a director because he serves as our Chief Executive Officer, has been with our sponsor or its affiliates for more than four years and has previously served as the president and chief financial officer of a publicly traded apartment REIT. Mr. Olander has expansive knowledge of the real estate and multi-family housing industries and relationships with chief executives and other senior management at real estate, multi-family development and investment companies, as well as financial lending institutions. Our Board of Directors believes that Mr. Olander brings strong operational and financial expertise to our Board of Directors.

Andrea R. Biller, age 60, has been a director since June 2008 and has also served as our Secretary since April 2009 and from January 2006 to February 2009. She has also served as General Counsel of our advisor since December 2005. Ms. Biller has also served as the General Counsel, Executive Vice President and

Secretary of Grubb & Ellis since December 2007, having served in various capacities within the organization since March 2003, including serving as Executive Vice President and Secretary of Grubb & Ellis Equity Advisors, LLC, the managing member of our advisor, and as the Secretary of Residential Management. She has also served as President of Grubb & Ellis Apartment Management, LLC, or Grubb & Ellis Apartment Management, a non-managing member of our advisor, since January 2010. Ms. Biller has also served as the Executive Vice President and Secretary of Grubb & Ellis Healthcare REIT II, Inc. since January 2009 and the Executive Vice President and Secretary of Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America, Inc.) from April 2006 to July 2009. Ms. Biller also served as the Secretary and Executive Vice President of G REIT, Inc. from June 2004 and December 2005, respectively, to January 2008, and as the Secretary of T REIT, Inc. from May 2004 to July 2007. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the United States Securities and Exchange Commission, or the SEC, from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Ms. Biller received a B.A. degree in Psychology from Washington University, an M.A. degree in Psychology from Glassboro State University and a J.D. degree from George Mason University School of Law, where she graduated with distinction. Ms. Biller is a member of the California and Virginia State Bar Associations and the District of Columbia Bar Association. Our Board of Directors selected Ms. Biller to serve as a director because she is our Secretary, has served in various executive capacities with our sponsor for the past seven years and has also served as an executive officer of numerous other non-traded REITs and real estate investment programs. She has significant knowledge of, and relationships within, the real estate and non-traded REIT industries, as well as governmental and regulatory authorities due in part to the years she worked at the SEC and as legal counsel to many companies. Our Board of Directors believes that her legal and executive experience will bring a unique and valuable perspective to our Board of Directors.

Glenn W. Bunting, Jr., age 65, has been an independent director since December 2005. He has been President of American KB Properties, Inc., which develops and manages shopping centers, since 1985. He has been President of G. B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980. Mr. Bunting is a current director of Apple Hospitality Seven, Inc. and Apple Hospitality Eight, Inc., where he also serves on the audit, executive and compensation committees of each board. He also previously served as a director of Cornerstone from 1993 to 2005, where he served on that company’s audit committee. Mr. Bunting received a B.S. degree in Business Administration from Campbell University. Our Board of Directors selected Mr. Bunting to serve as a director due to his knowledge of the real estate and publicly registered non-traded REIT industry and his service on the board of directors of several non-traded REITs. Our Board of Directors believes that Mr. Bunting’s publicly registered non-traded REIT experience will result in assisting us in developing our long-term strategy.

Robert A. Gary, IV, age 56, has been an independent director since December 2005. He is the chairperson and financial expert for our audit committee. Mr. Gary co-founded Keiter, Stephens, Hurst, Gary & Shreaves, PC, which is an independent certified public accounting firm based in Richmond, Virginia, in 1978, where he has worked since its formation. His accounting practice focuses on general business consulting, employee benefits and executive compensation, and estate planning and administration. Mr. Gary previously served as a director of Cornerstone, from 2003 to 2005, where he also served as chairman of that company’s audit committee. He received a B.S. in Accounting from Wake Forest University and an M.B.A. from the University of Virginia’s Darden School. Mr. Gary is a Certified Public Accountant and a Certified Information Technology Professional and a member of the American Institute of Certified Public Accountants and the Virginia Society of Certified Public Accountants. Our Board of Directors selected Mr. Gary to serve as a director due to his financial and accounting expertise, particularly in the apartment REIT industry. Our Board of Directors believes that his experience as a partner at a public accounting firm, as well as his previous role as a director and audit committee chairman of a publicly traded apartment REIT, will bring value to our Board of Directors.

Richard S. Johnson, age 60, has been an independent director of our company since September 2009. Since December 2002, he has also served as President and Chief Executive Officer of The Wilton Companies and its subsidiaries, which own, manage and operate a portfolio of real estate investment assets located in

Virginia and North Carolina. From 1985 to December 2002, Mr. Johnson served as President of Southern Financial Corporation of Virginia, President of Southern Financial Title Corporation and co-owner of General Land Company of Virginia, Inc. Mr. Johnson is a member of the board of directors, audit committee and investment committee of First Community Bancshares, Inc. and First Community Bank, N.A. He also serves as a member of the board of directors of Fidelity Group, LLC, the board of trustees of the University of Richmond, the board of directors of The State Fair of Virginia, Inc., as a Director Emeritus of Ducks Unlimited, Inc. and as Chairman of the Board and Chairman of the Executive Committee of the Economic Development Authority of the City of Richmond, Virginia. Mr. Johnson received a B.S. degree in Business Administration from the University of Richmond and a Master of Science degree from Virginia Commonwealth University. Our Board of Directors selected Mr. Johnson to serve as a director due to his extensive experience in operating and managing real estate investment portfolios and serving as a director and audit committee member of a publicly traded company. He also has significant knowledge of, and relationships within, the real estate investment management and financial industries. Our Board of Directors believes that his prior experience will bring strong real estate and financial expertise to our operations and to our Board of Directors.

Our Board of Directors recommends a vote FOR ALL NOMINEES for election as directors.

EXECUTIVE OFFICERS

Information regarding our executive officers is set forth below.

For biographical information regarding Mr. Olander, our Chief Executive Officer and Chairman, and Ms. Biller, our Secretary, see “— Information about Director Nominees” above.

Gustav G. Remppies, age 49, has served as our President since March 2010, having previously served as our Executive Vice President and Chief Investment Officer from December 2005 to March 2010. Mr. Remppies has also served as the Executive Vice President and Chief Investment Officer of our advisor since January 2006. Mr. Remppies has also been a managing member of ROC REIT Advisors. Mr. Remppies has also served in various capacities with Grubb & Ellis or its affiliates since January 2006, including Executive Vice President of Residential Management. From 1995 to 2003, Mr. Remppies served as Senior Vice President of Acquisition of Cornerstone, and from 2003 to April 2005, served as Executive Vice President and Chief Investment Officer. During this tenure, Mr. Remppies oversaw the acquisition and development of approximately 30,000 apartment units. In addition, he oversaw the placement of over $500 million in debt, both secured and unsecured, with a variety of lenders. Mr. Remppies received a B.S. degree in Business Administration from the University of Richmond.

David L. Carneal, age 46, has served as the Executive Vice President and Chief Operating Officer of our company and our advisor since January 2006. Mr. Carneal has also been a managing member of ROC REIT Advisors since January 2006. Mr. Carneal has also served in various capacities within Grubb & Ellis or its affiliates since January 2006, including Executive Vice President of Residential Management. From 1998 to 2003, Mr. Carneal served as Senior Vice President of Operations of Cornerstone Realty Income Trust, Inc., and from 2003 to April 2005, served as Executive Vice President and Chief Operating Officer. Mr. Carneal was responsible for overseeing the property management operations of approximately 23,000 apartment units. Prior to joining Cornerstone, Mr. Carneal held management and development positions with several other multi-family property management companies including Trammell Crow Residential. Mr. Carneal received a B.A. degree in History and Government from the University of Virginia.

Shannon K S Johnson, age 32, has served as our Chief Financial Officer since April 2006. Ms. Johnson has also served as a Financial Reporting Manager for Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors, since January 2006 and Chief Financial Officer of Grubb & Ellis Healthcare REIT II, Inc. since January 2009. Ms. Johnson also served as the Chief Financial Officer of Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America, Inc.) from August 2006 to March 2009. From June 2002 to January 2006, Ms. Johnson gained public accounting and auditing experience while employed as an auditor with PricewaterhouseCoopers, LLP. Prior to joining PricewaterhouseCoopers, LLP, from September 1999 to

June 2002, Ms. Johnson worked as an auditor with Arthur Andersen, LLP, where she worked on the audits of a variety of public and private entities. Ms. Johnson is a Certified Public Accountant and received a B.A. degree in Business-Economics and a minor in Accounting from the University of California, Los Angeles, where she graduated summa cum laude.

Cora Lo, age 35, has served as our Assistant Secretary since June 2008. Ms. Lo has also served as Senior Corporate Counsel for Grubb & Ellis since December 2007, having served as Senior Corporate Counsel and Securities Counsel for Grubb & Ellis Realty Investors since January 2007 and December 2005, respectively. Ms. Lo has also served as Assistant Secretary of Grubb & Ellis Healthcare REIT II, Inc. since March 2009. From September 2002 to December 2005, Ms. Lo served as General Counsel of I/OMagic Corporation, a publicly traded company. Prior to September 2002, Ms. Lo practiced as a private attorney specializing in corporate and securities law. Ms. Lo also interned at the SEC, Division of Enforcement, in 1998. Ms. Lo received a B.A. degree in Political Science from the University of California, Los Angeles and a J.D. degree from Boston University. Ms. Lo is a member of the California State Bar Association.

CORPORATE GOVERNANCE

Director Attendance at Meetings of the Board of Directors

Our Board of Directors held nine meetings during the fiscal year ended December 31, 2009. Each of our incumbent directors attended at least 75.0% of the aggregate total number of meetings of our Board of Directors held during the period for which he or she served as a director and of the aggregate total number of meetings held by all committees of our Board of Directors on which he or she served during the periods in which he or she served.

Director Attendance at Annual Meetings of Stockholders

Although we have no policy with regard to attendance by the members of our Board of Directors at our annual meetings, we invite and encourage the members of our Board of Directors to attend our annual meetings to foster communication between stockholders and our Board of Directors. Each of the members of our Board of Directors at the time attended the 2009 Annual Meeting of Stockholders.

Contacting the Board of Directors

Any stockholder who desires to contact members of our Board of Directors may do so by writing to: Grubb & Ellis Apartment REIT, Inc., Board of Directors, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of our Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review.

Director Independence

We have a five-member Board of Directors. Our charter provides that a majority of the directors must be “independent directors.” Two of our directors, Stanley J. Olander, Jr. and Andrea R. Biller, are affiliated with us and we do not consider them to be independent directors. Our three other directors qualify as “independent directors” as defined in our charter in compliance with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, or the NASAA Guidelines. As defined in our charter, the term “independent director” means a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the sponsor or the advisor by virtue of: (1) ownership of an interest in our sponsor, our advisor or any of their affiliates; (2) employment by our sponsor, our advisor or any of their affiliates; (3) service as an officer or director of our sponsor, our advisor or any of their affiliates; (4) performance of services, other than as a director, for us; (5) service as a director or trustee of more than three REITs organized by our sponsor or advised by our advisor; or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates.

Each of our independent directors would also qualify as independent under the rules of the New York Stock Exchange and our Audit Committee members would qualify as independent under the New York Stock Exchange’s rules applicable to Audit Committee members. However, our stock is not listed on the New York Stock Exchange.

Board Leadership Structure; Independent Lead Director

Stanley J. Olander serves as our Chairman of the Board of Directors and Chief Executive Officer. The independent directors have determined that the most effective leadership structure for our company at the present time is for our Chief Executive Officer to also serve as Chairman of the Board of Directors. The independent directors believe that because our Chief Executive Officer is ultimately responsible for our day-to-day operations and for executing our strategy, and because our performance is an integral part of the deliberations of our Board of Directors, our Chief Executive Officer is the director best qualified to act as Chairman of the Board. Our Board of Directors retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all stockholders, as and when appropriate. In addition, although we do not have a lead independent director, our Board of Directors believes that the current structure is appropriate, as we have no employees and are externally managed by our advisor, whereby all operations are conducted by our advisor or its affiliates.

Our Board of Directors also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight and management accountability, which is the goal that many seek to achieve by separating the roles of Chairman of the Board of Directors and Chief Executive Officer. Our corporate governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Code of Ethics. Some of the relevant processes and other corporate governance practices include:

•	A majority of our directors are independent directors. Each director is an equal participant in decisions made by the full Board of Directors. In addition, all matters that relate to our sponsor, our advisor or any of their affiliates must be approved by a majority of the independent directors. The Audit Committee is comprised entirely of independent directors.

•	Each of our directors is elected annually by our stockholders.

Committees of our Board of Directors

We have two standing committees of our Board of Directors, the Audit Committee and the Executive Committee. From time to time our Board of Directors may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full Board of Directors meeting, provided that a majority of the members of each committee are independent directors.

Audit Committee.  We have an Audit Committee, which must be comprised of a minimum of three individuals, a majority of whom are independent directors. Currently, the Audit Committee includes Messrs. Gary, Bunting and Johnson, each of whom is an independent director. Mr. Gary is designated as the Audit Committee financial expert and serves as the Audit Committee chairman. The Audit Committee has adopted a charter, which is available to stockholders at www.gbe-reits.com/Apartment/Company/CorporateGovernance.aspx. The Audit Committee held four meetings during the fiscal year ended December 31, 2009. The Audit Committee:

•	makes recommendations to our Board of Directors concerning the engagement of an independent registered public accounting firm;

•	reviews the plans and results of the audit engagement with the independent registered public accounting firm;

•	approves professional services provided by, and the independence of, the independent registered public accounting firm;

•	considers the range of audit and non-audit fees; and

•	consults with the independent registered public accounting firm regarding the adequacy of our internal controls.

Executive Committee.  We have an Executive Committee comprised of Mr. Olander, the chairman, and Messrs. Bunting and Gary, two of our independent directors. The Executive Committee has all of the powers of the full Board of Directors, except for those that may not be delegated to a committee as provided under the Maryland General Corporation Law.

Compensation Committee.  Our Board of Directors believes that it is appropriate for our Board of Directors not to have a standing Compensation Committee based upon the fact that our executive officers and our non-independent directors do not receive compensation directly from us for services rendered to us, and we do not intend to pay compensation directly to our executive officers or our non-independent directors. Our independent directors receive compensation pursuant to the terms of our 2006 Incentive Award Plan, as amended, or our 2006 Plan, which is described under “Compensation of Directors and Executive Officers.”

Nominating and Corporate Governance Committee.  We do not have a separate Nominating and Corporate Governance Committee. We believe that our Board of Directors is qualified to perform the functions typically delegated to a Nominating and Corporate Governance Committee and that the formation of a separate committee is not necessary at this time. Instead, our full Board of Directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting objectives with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of our Board of Directors, conducting candidate searches and interviews, overseeing and evaluating our Board of Directors and our management, evaluating from time to time the appropriate size and composition of our Board of Directors and recommending, as appropriate, increases, decreases and changes to the composition of our Board of Directors and formally proposing the slate of directors to be elected at each annual meeting of our stockholders.

Director Nominations; Qualifications and Diversity

Our Board of Directors will consider nominees for our Board of Directors recommended by stockholders. Notice of proposed stockholder nominations for director must be delivered in accordance with the requirements set forth in our bylaws and SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to: Grubb & Ellis Apartment REIT, Inc., Board of Directors, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary.

In considering possible candidates for election as a director, our Board of Directors is guided by the principle that each director should: (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to be able to offer advice and guidance to management; (iv) have sufficient time available to devote to our affairs; (v) represent the long-term interests of our stockholders as a whole; and (vi) represent a diversity of background and experience.

Qualified candidates for membership on our Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. Our Board of Directors will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of our Board of Directors, and recommend the slate of directors to be nominated for election at the annual meeting of stockholders. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Board of Directors’ Role in Risk Oversight

Our Board of Directors oversees our stockholders’ and other stakeholders’ interest in the long-term health and the overall success of our company and its financial strength.

Our Board of Directors is actively involved in overseeing risks associated with our business strategies and decisions. It does so, in part, through its approval of all property acquisitions and all assumptions of debt, as well as its oversight of our executive officers and advisor. In particular, our Board of Directors may determine at any time to terminate the advisor, and must evaluate the performance of our advisor, and re-authorize our advisory agreement with our advisor, as amended and restated, or our Advisory Agreement, on an annual basis. Our Board of Directors is also responsible for overseeing risks related to corporate governance and the selection of nominees to our Board of Directors.

In addition, the Audit Committee reviews risks related to our financial reporting. The Audit Committee meets with our Chief Financial Officer, the Vice President of Internal Audit of our sponsor and with representatives from our independent registered public accounting firm on a quarterly basis to discuss and assess the risks related to our internal controls. Material violations of the Code of Ethics and related corporate policies are reported to the Audit Committee and/or, depending on the subject matter and, as required, are reported to our Board of Directors, if applicable.

Code of Business Conduct and Ethics

We adopted the Code of Ethics, which contains general guidelines for conducting our business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Controller and persons performing similar functions and all members of our Board of Directors. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Stockholders may request a copy of the Code of Ethics, which will be provided without charge, by writing to: Grubb & Ellis Apartment REIT, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary. The Code of Ethics is also available on our website at: http://www.gbe-reits.com/Apartment/Company/CorporateGovernance.aspx. If, in the future, we amend, modify or waive a provision in the Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, as necessary.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officer Compensation

We have no employees. Our executive officers are all employees of our advisor and/or its affiliates, and are compensated by these entities for their services to us. Our day-to-day management is performed by our advisor and its affiliates. We pay these entities fees and reimburse expenses pursuant to our Advisory Agreement. We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and our Board of Directors has not considered, a compensation policy or program for our executive officers and has not included a Compensation Discussion and Analysis in this proxy statement.

Compensation Committee Interlocks and Insider Participation

Other than Mr. Olander and Ms. Biller, no member of our Board of Directors served as an officer, and no member of our Board of Directors served as an employee, of our company or any of our subsidiaries during the fiscal year ended December 31, 2009. In addition, during the fiscal year ended December 31, 2009, none of our executive officers served as a director or member of a Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Option/SAR Grants in Last Fiscal Year

No option grants were made to officers or directors for the year ended December 31, 2009.

Director Compensation

Pursuant to the terms of our director compensation program, which are contained in our 2006 Plan, our independent directors receive the following forms of compensation:

•	Annual Retainer. Our independent directors receive an annual retainer of $15,000.

•	Meeting Fees. Our independent directors receive $1,000 for each Board of Directors meeting and Executive Committee meeting attended in person or by telephone, $500 for each committee meeting, other than an Executive Committee meeting, attended in person or by telephone, and an additional $2,000 to the Audit Committee chairman for each Audit Committee meeting attended in person or by telephone. If a Board of Directors meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting, except to the Audit Committee chairman.

•	Equity Compensation. Upon initial election to the Board of Directors, each independent director receives 1,000 shares of restricted common stock, and an additional 1,000 shares of restricted common stock upon his or her subsequent election each year. The restricted shares vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•	Other Compensation. We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our Board of Directors. Our independent directors do not receive other benefits from us.

Our non-independent directors do not receive any compensation from us.

The following table sets forth the compensation earned by our directors from us in 2009:

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensations	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)	($)	($)

Stanley J. Olander, Jr.(3)	—	—	—	—	—	—	—
Andrea R. Biller(3)	—	—	—	—	—	—	—
Glenn W. Bunting	27,500	10,000	—	—	—	—	37,500
Robert A. Gary, IV	35,000	10,000	—	—	—	—	45,000
Richard S. Johnson(4)	6,500	10,000	—	—	—	—	16,500
W. Brand Inlow(4)	29,500	10,000	—	—	—	—	39,500

(1)	Consists of the amounts earned described below.

		Basic Annual
		Retainer	Meeting Fees
Director	Role	($)	($)

Olander	Chairman of the Board	—	—
Biller	Director	—	—
Bunting	Member, Audit Committee	15,000	12,500
Gary	Member, Audit Committee	15,000	20,000
Johnson	Member, Audit Committee	4,000	2,500
Inlow	Member, Audit Committee	23,000	6,500

(2)	The amounts in this column represent the aggregate grant date fair value of the awards granted for the year ended December 31, 2009, as determined in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Compensation — Stock Compensation, or ASC Topic 718. 800 shares, or $8,000, of Mr. Inlow’s restricted common stock award was forfeited in 2009. In addition, 1,200 shares of restricted stock awards from prior years were forfeited.

The following table shows the shares of our restricted common stock awarded to each director during 2009, and the aggregate grant date fair value for each award (computed in accordance with ASC Topic 718):

			Full Grant
		Number of	Date Fair
		Restricted	Value of
Director	Grant Date	Shares	Award ($)

Olander	—	—	—
Biller	—	—	—
Bunting	06/26/09	1,000	10,000
Gary	06/26/09	1,000	10,000
Johnson	09/24/09	1,000	10,000
Inlow	06/26/09	1,000	10,000

The following table shows the aggregate number of nonvested shares of our restricted common stock held by each director as of December 31, 2009:

Shares of
Nonvested
Restricted
Director	Common Stock

Olander	—
Biller	—
Bunting	2,000
Gary	2,000
Johnson	800
Inlow	—

(3)	Mr. Olander and Ms. Biller are not independent directors.

(4)	Mr. Inlow resigned as a member of our Board of Directors on September 24, 2009. Mr. Johnson was elected by our Board of Directors to serve as a member of our Board of Directors on September 24, 2009.

2006 Incentive Award Plan

We adopted our 2006 Plan, pursuant to which our Board of Directors or a committee of our independent directors may make grants of options and awards of shares of our restricted common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our 2006 Plan is 2,000,000, subject to adjustment under specified circumstances.

On each of June 12, 2007, June 25, 2008 and June 23, 2009, in connection with their re-election, we granted an aggregate of 3,000 shares of restricted common stock to our independent directors under our 2006 Plan, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant. On September 24, 2009, in connection with the resignation of one independent director, 2,000 shares of restricted common stock were forfeited. On September 24, 2009, in connection with the appointment of an independent director, we granted 1,000 shares of restricted common stock to the new independent director under our 2006 Plan, which will vest over the same period described above. The fair value of each share of restricted common stock was estimated at the date of grant at $10.00 per share, the per share price of shares in our offerings, and is amortized on a straight-line basis over the vesting period. Shares of restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of restricted common stock have full voting rights and rights to dividends. For the years ended December 31, 2009, 2008 and 2007, we recognized compensation expense of $24,000, $21,000 and $15,000, respectively, related to the restricted common stock grants ultimately expected to vest, which has been reduced for estimated forfeitures. ASC Topic 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock compensation expense is included in general and administrative in our consolidated statements of operations.

As of December 31, 2009 and 2008, there was $59,000 and $45,000, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of restricted common stock. As of December 31, 2009, this expense was expected to be recognized over a remaining weighted average period of 2.69 years.

As of December 31, 2009 and 2008, the fair value of the nonvested shares of restricted common stock was $48,000 and $54,000, respectively. A summary of the status of the nonvested shares of restricted common stock as of December 31, 2009, 2008, 2007 and 2006, and the changes for the years ended December 31, 2009, 2008 and 2007, is presented below:

	Restricted	Weighted Average Grant
	Common	Date Fair
	Stock	Value

Balance — December 31, 2006	2,400	$10.00
Granted	3,000	10.00
Vested	(1,200)	10.00
Forfeited	—	—

Balance — December 31, 2007	4,200	10.00
Granted	3,000	10.00
Vested	(1,800)	10.00
Forfeited	—	—

Balance — December 31, 2008	5,400	10.00
Granted	4,000	10.00
Vested	(2,600)	10.00
Forfeited	(2,000)	10.00

Balance — December 31, 2009	4,800	$10.00

Expected to vest — December 31, 2009	4,800	$10.00

Amendment and Termination of our 2006 Plan

The Board of Directors may not, without stockholder approval given within 12 months of the board’s action, amend our 2006 Plan to increase the number of shares of our common stock that may be issued pursuant to our 2006 Plan.

The Board of Directors may terminate our 2006 Plan at any time. Our 2006 Plan will be in effect until terminated by the Board of Directors. However, in no event may any award be granted pursuant to our 2006 plan after ten years following our 2006 Plan’s effective date. Except as indicated above, the Board of Directors may modify our 2006 Plan from time to time.

EQUITY COMPENSATION PLAN INFORMATION

Pursuant to our 2006 Plan, our board of directors or a committee of our independent directors may make grants of options, restricted common stock awards, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our 2006 Plan is 2,000,000, subject to adjustment under specified circumstances.

	Number of Securities		Number of
	to be Issued upon	Weighted Average	Securities
	Exercise of	Exercise Price of	Remaining
	Outstanding Options,	Outstanding Options,	Available for
Plan Category	Warrants and Rights	Warrants and Rights	Future Issuance

Equity compensation plans approved by security holders(1)	—	—	1,988,800
Equity compensation plans not approved by security holders	—	—	—

Total	—		1,988,800

(1)	On July 19, 2006, we granted an aggregate of 4,000 shares of restricted common stock, as defined in our 2006 Plan, to our independent directors under our 2006 Plan, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant. On each of June 12, 2007, June 25, 2008 and June 23, 2009, in connection with their re-election, we granted an aggregate of 3,000 shares of restricted common stock to our independent directors under our 2006 Plan, which will vest over the same period described above. On September 24, 2009, upon the appointment of a new independent director, Richard S. Johnson, we granted 1,000 shares of restricted common stock to Mr. Johnson under our 2006 Plan, which will vest over the same period described above. In addition, 800 shares and 2,000 shares of restricted common stock were forfeited in November 2006 and September 2009, respectively. Such outstanding shares of restricted common stock are not shown in the chart above as they are deemed outstanding shares of our common stock; however, such grants reduce the number of securities remaining available for future issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of March 26, 2010, the number of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock; (2) our directors; (3) our named executive officers; and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 17,564,546 shares of our common stock outstanding as of March 26, 2010. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days.

	Number of Shares
	of Common Stock
Name of Beneficial Owners(1)	Beneficially Owned	Percentage

Stanley J. Olander, Jr.(2)	22,223	*
Shannon K S Johnson	—	*
Andrea R. Biller	—	*
Glenn W. Bunting, Jr.(3)	4,293	*
Robert A. Gary, IV(3)	4,000	*
Richard S. Johnson(3)	1,000	*

All directors and executive officers as a group (9 persons)	31,516	*

*	Represents less than 1.0% of our outstanding common stock.

(1)	The address of each beneficial owner listed is c/o Grubb & Ellis Apartment REIT, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705.

(2)	Includes 22,223 shares of our common stock owned by our advisor. Stanley J. Olander, Jr. is the Chief Executive Officer of our advisor. Our advisor also owns 100 units of Grubb & Ellis Apartment REIT Holdings, L.P., or our operating partnership. Mr. Olander disclaims any beneficial ownership of these shares.

(3)	Includes restricted and unrestricted shares of common stock.

None of the above shares have been pledged as security.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each director, officer, and individual beneficially owning more than 10.0% of a registered security of the company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the company. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2009, or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2009.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationships Among Our Affiliates

All of our executive officers and our non-independent directors are also executive officers and employees and/or holders of a direct or indirect interest in our advisor, our sponsor, Grubb & Ellis Realty Investors, Grubb & Ellis Equity Advisors or other affiliated entities.

Grubb & Ellis Equity Advisors owns a 50.0% managing member interest in our advisor. Grubb & Ellis Apartment Management owns a 25.0% non-managing member interest in our advisor. The members of Grubb & Ellis Apartment Management include: (1) Andrea R. Biller, our Secretary and director and our advisor’s general counsel; and (2) Grubb & Ellis Equity Advisors. Ms. Biller and Grubb & Ellis Equity Advisors own an 18.0% and 82.0% membership interest, respectively, in Grubb & Ellis Apartment Management.

ROC REIT Advisors owns a 25.0% non-managing member interest in our advisor. The members of ROC REIT Advisors are: (1) Stanley J. Olander, Jr., our Chief Executive Officer and Chairman of our Board of Directors and our advisor’s Chief Executive Officer; (2) Gustav G. Remppies, our President and our advisor’s Executive Vice President and Chief Investment Officer; and (3) David L. Carneal, our Executive Vice President and Chief Operating Officer and our advisor’s Executive Vice President and Chief Operating Officer.

Messrs. Olander, Remppies and Carneal each own a 33.3% membership interest in ROC Realty Advisors, an entity that owned 50.0% of the membership interests in NNN/ROC Apartment Holdings, LLC. NNN/ROC Apartment Holdings, LLC owns several entities that master lease properties sponsored by Grubb & Ellis Realty Investors and earns fees as a result of property acquisitions by programs sponsored by Grubb & Ellis Realty Investors, other than us. On July 20, 2007, NNN Realty Advisors, Inc., or NNN Realty Advisors, a wholly-owned subsidiary of Grubb & Ellis, purchased 100% of the membership interests in ROC Realty Advisors from Messrs. Olander, Remppies and Carneal for an aggregate purchase price of: (1) 400,000 shares of restricted stock of NNN Realty Advisors, which is subject to vesting pursuant to a restricted stock agreement; (2) a $1,700,000 cash payment; and (3) an additional cash payment of $1,000,000 that is to be paid out in equal installments on the first business day following January 1 of 2008, 2009 and 2010. The restricted shares of common stock converted into shares of restricted common stock of Grubb & Ellis in connection with the merger of NNN Realty Advisors and Grubb & Ellis.

Fees and Expenses Paid to Affiliates

We entered into our Advisory Agreement with our advisor and a dealer manager agreement with Grubb & Ellis Securities, Inc., or Grubb & Ellis Securities, or our dealer manager. These agreements entitle our advisor, our dealer manager and their affiliates to specified compensation for certain services, as well as reimbursement of certain expenses. In the aggregate, for the years ended December 31, 2009, 2008 and 2007, we incurred $7,097,000, $17,098,000 and $14,069,000, respectively, to our advisor or its affiliates as detailed below.

Offering Stage

Selling Commissions

Initial Offering

Pursuant to our initial public offering of common stock which was declared effective by the SEC on July 19, 2006, or our initial offering, our dealer manager received selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our initial offering, other than shares of our common stock sold pursuant to the distribution reinvestment plan, or the DRIP. Our dealer manager re-allowed all or a portion of these fees to participating broker-dealers. For the years ended December 31, 2009, 2008 and 2007, we incurred $510,000, $4,571,000 and $4,652,000, respectively, in selling commissions to our dealer manager. Such selling commissions were charged to stockholders’ equity as such amounts were reimbursed to our dealer manager from the gross proceeds of our initial offering.

Follow-On Offering

Pursuant to our follow-on public offering of common stock which was declared effective by the SEC on July 17, 2009, or our follow-on offering, our dealer manager receives selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our follow-on offering, other than shares of our common stock sold pursuant to the DRIP. Our dealer manager may re-allow all or a portion of these fees to participating broker-dealers. For the year ended December 31, 2009, we incurred $408,000, in selling commissions to our dealer manager. Such selling commissions are charged to stockholders’ equity as such amounts are reimbursed to our dealer manager from the gross proceeds of our follow-on offering.

Initial Offering Marketing Support Fees and Due Diligence Expense Reimbursements and Follow-On Offering Dealer Manager Fees

Initial Offering

Pursuant to our initial offering, our dealer manager received non-accountable marketing support fees of up to 2.5% of the gross offering proceeds from the sale of shares of our common stock in our initial offering, other than shares of our common stock sold pursuant to the DRIP. Our dealer manager re-allowed a portion up to 1.5% of the gross offering proceeds for non-accountable marketing support fees to participating broker-dealers. In addition, we reimbursed our dealer manager or its affiliates an additional 0.5% of the gross offering proceeds from the sale of shares of our common stock in our initial offering, other than shares of our common stock sold pursuant to the DRIP, as reimbursements for accountable bona fide due diligence expenses. Our dealer manager or its affiliates re-allowed all or a portion of these reimbursements up to 0.5% of the gross offering proceeds to participating broker-dealers for accountable bona fide due diligence expenses. For the years ended December 31, 2009, 2008 and 2007, we incurred $183,000, $1,687,000 and $1,709,000, respectively, in marketing support fees and due diligence expense reimbursements to our dealer manager or its affiliates. Such fees and reimbursements were charged to stockholders’ equity as such amounts were reimbursed to our dealer manager or its affiliates from the gross proceeds of our initial offering.

Follow-On Offering

Pursuant to our follow-on offering, our dealer manager receives a dealer manager fee of up to 3.0% of the gross offering proceeds from the shares of common stock sold pursuant to our follow-on offering, other than shares of our common stock sold pursuant to the DRIP. Our dealer manager may re-allow all or a portion of the dealer manager fee to participating broker-dealers. For the year ended December 31, 2009, we incurred $177,000 in dealer manager fees to our dealer manager or its affiliates. Such dealer manager fees are charged to stockholders’ equity as such amounts are reimbursed to our dealer manager or its affiliates from the gross proceeds of our follow-on offering.

Other Organizational and Offering Expenses

Initial Offering

Our other organizational and offering expenses for our initial offering were paid by our advisor or its affiliates on our behalf. Our advisor or its affiliates were reimbursed for actual expenses incurred up to 1.5% of the gross offering proceeds from the sale of shares of our common stock in our initial offering, other than shares of our common stock sold pursuant to the DRIP. For the years ended December 31, 2009, 2008 and 2007, we incurred $110,000, $996,000 and $1,006,000, respectively, in offering expenses to our advisor and its affiliates. Other offering expenses were charged to stockholders’ equity as such amounts were reimbursed to our advisor or its affiliates from the gross proceeds of our initial offering.

Follow-On Offering

Our other organizational and offering expenses for our follow-on offering are paid by our advisor or its affiliates on our behalf. Our advisor or its affiliates are reimbursed for actual expenses incurred up to 1.0% of the gross offering proceeds from the sale of shares of our common stock in our follow-on offering, other than shares of our common stock sold pursuant to the DRIP. For the year ended December 31, 2009, we incurred $59,000 in offering expenses to our advisor and its affiliates. Other offering expenses are charged to stockholders’ equity as such amounts are reimbursed to our advisor or its affiliates from the gross proceeds of our follow-on offering.

Acquisition and Development Stage

Acquisition Fee

Our advisor or its affiliates receive, as compensation for services rendered in connection with the investigation, selection and acquisition of properties, an acquisition fee of up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable. Additionally, effective July 17, 2009, our advisor or its affiliates receive a 2.0% origination fee as compensation for any real estate-related investment we acquire. For the years ended December 31, 2009, 2008 and 2007, we incurred $0, $3,609,000 and $4,724,000, respectively, in acquisition fees to our advisor or its affiliates. For the year ended December 31, 2009, acquisition fees in connection with the acquisition of properties were expensed as incurred in accordance with ASC Topic 805, Business Combinations, or ASC Topic 805, and included in general and administrative in our consolidated statements of operations. For the years ended December 31, 2008 and 2007, acquisition fees in connection with the acquisition of properties were capitalized as part of the purchase price allocations.

Reimbursement of Acquisition Expenses

Our advisor or its affiliates are reimbursed for acquisition expenses related to selecting, evaluating, acquiring and investing in properties. Until July 17, 2009, acquisition expenses, excluding amounts paid to third parties, were not to exceed 0.5% of the contract purchase price of our properties. The reimbursement of acquisition expenses, acquisition fees, real estate commissions and other fees paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our disinterested independent directors. Effective July 17, 2009, our advisor or its affiliates are reimbursed for all acquisition expenses actually incurred related to selecting, evaluating and acquiring assets, which will be paid regardless of whether an asset is acquired, subject to the aggregate 6.0% limit on reimbursement of acquisition expenses, acquisition fees and real estate commissions paid to unaffiliated parties. As of December 31, 2009 and 2008, such fees and expenses did not exceed 6.0% of the purchase price of our acquisitions.

For the year ended December 31, 2009, we did not incur any acquisition expenses to our advisor and its affiliates, including amounts our advisor and its affiliates paid directly to third parties. For the years ended December 31, 2008 and 2007, we incurred $4,000 and $3,000, respectively, for such expenses to our advisor and its affiliates, excluding amounts our advisor and its affiliates paid directly to third parties. Beginning

January 1, 2009, acquisition expenses will be expensed as incurred in accordance with ASC Topic 805 and included in general and administrative in our consolidated statements of operations. For the years ended December 31, 2008 and 2007, acquisition expenses were capitalized as part of the purchase price allocations.

Operational Stage

Asset Management Fee

Until November 1, 2008, our advisor or its affiliates received a monthly fee for services rendered in connection with the management of our assets in an amount that equaled one-twelfth of 1.0% of our average invested assets calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to at least 5.0% per annum, cumulative, non-compounded, on average invested capital. The asset management fee was calculated and payable monthly in cash or shares of our common stock, at the option of our advisor, not to exceed one-twelfth of 1.0% of our average invested assets as of the last day of the immediately preceding quarter.

Effective November 1, 2008, we reduced the monthly asset management fee our advisor or its affiliates are entitled to receive from us in connection with the management of our assets from one-twelfth of 1.0% of our average invested assets to one-twelfth of 0.5% of our average invested assets. The asset management fee is calculated and payable monthly in cash or shares of our common stock, at the option of our advisor, not to exceed one-twelfth of 0.5% of our average invested assets as of the last day of the immediately preceding quarter. Furthermore, effective January 1, 2009, no asset management fee is due or payable to our advisor or its affiliates until the quarter following the quarter in which we generate funds from operations, or FFO, excluding non-recurring charges, sufficient to cover 100% of the distributions declared to our stockholders for such quarter.

For the years ended December 31, 2009, 2008 and 2007, we incurred $0, $2,563,000 and $950,000, respectively, in asset management fees to our advisor and its affiliates, which is included in general and administrative in our consolidated statements of operations.

Property Management Fee

Our advisor or its affiliates are paid a monthly property management fee of up to 4.0% of the monthly gross cash receipts from any property managed for us. For the years ended December 31, 2009, 2008 and 2007, we incurred property management fees of $1,087,000, $1,129,000 and $489,000, respectively, to our advisor and its affiliate, which is included in rental expenses in our consolidated statements of operations.

On-site Personnel Payroll

For the years ended December 31, 2009, 2008 and 2007, Residential Management incurred payroll for on-site personnel on our behalf of $3,926,000, $2,138,000 and $159,000, respectively, which is included in rental expenses in our consolidated statements of operations.

Operating Expenses

We reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations on our operating expenses. However, we cannot reimburse our advisor or its affiliates for operating expenses that exceed the greater of: (1) 2.0% of our average invested assets, as defined in our Advisory Agreement; or (2) 25.0% of our net income, as defined in our Advisory Agreement, unless our independent directors determine that such excess expenses were justified based on unusual and non-recurring factors. For the 12 months ended December 31, 2009, our operating expenses did not exceed this limitation.

Our operating expenses as a percentage of average invested assets and as a percentage of net income were 0.3% and 14.3%, respectively, for the 12 months ended December 31, 2009.

For the years ended December 31, 2009, 2008 and 2007, Grubb & Ellis Realty Investors incurred operating expenses on our behalf of $19,000, $130,000 and $165,000, respectively, which is included in general and administrative in our consolidated statements of operations.

Compensation for Additional Services

Our advisor or its affiliates are paid for services performed for us other than those required to be rendered by our advisor or its affiliates under our Advisory Agreement. The rate of compensation for these services must be approved by a majority of our board of directors, including a majority of our independent directors, and cannot exceed an amount that would be paid to unaffiliated third parties for similar services.

We entered into a services agreement, effective January 1, 2008, or the Services Agreement, with Grubb & Ellis Realty Investors for subscription agreement processing and investor services. The Services Agreement had an initial one-year term and was automatically renewed for successive one-year terms. As Grubb & Ellis Realty Investors was the managing member of our advisor, the terms of the Services Agreement were approved and determined by a majority of our directors, including a majority of our independent directors, as fair and reasonable to us and at fees charged to us in an amount no greater than that which would be paid to an unaffiliated third party for similar services. The Services Agreement required Grubb & Ellis Realty Investors to provide us with a 180-day advance written notice for any termination, while we have the right to terminate upon 30 days advance written notice.

On January 31, 2010, we terminated the Services Agreement with Grubb & Ellis Realty Investors. On February 1, 2010, we entered into an agreement with Grubb & Ellis Equity Advisors, Transfer Agent, LLC, or Grubb & Ellis Equity Advisors, Transfer Agent, a wholly owned subsidiary of Grubb & Ellis Equity Advisors, for transfer agent and investor services. The agreement has an initial one-year term and is automatically renewed for successive one-year terms. Since Grubb & Ellis Equity Advisors is the managing member of our advisor, the terms of the agreement were approved and determined by a majority of our directors, including a majority of our independent directors, as fair and reasonable to us and at fees charged to us in an amount no greater than that which would be paid to an unaffiliated third party for similar services. The agreement requires Grubb & Ellis Equity Advisors, Transfer Agent to provide us with a 180-day advance written notice for any termination, while we have the right to terminate upon 60 days advance written notice. As we did not enter into this agreement until February 1, 2010, we have not incurred any fees under this agreement as of December 31, 2009.

For the years ended December 31, 2009, 2008 and 2007, we incurred $67,000, $47,000 and $0, respectively, for investor services that Grubb & Ellis Realty Investors provided to us, which is included in general and administrative in our consolidated statements of operations.

For the years ended December 31, 2009, 2008 and 2007, our advisor and its affiliates incurred $19,000, $44,000 and $0, respectively, in subscription agreement processing that Grubb & Ellis Realty Investors provided to us. As an other organizational and offering expense, these subscription agreement processing expenses will only become our liability to the extent other organizational and offering expenses do not exceed 1.5% and 1.0% of the gross proceeds of our initial offering and our follow-on offering, respectively.

For the years ended December 31, 2009, 2008 and 2007, we incurred $7,000, $4,000 and $8,000, respectively, for tax services that Grubb & Ellis Realty Investors provided to us, which is also included in general and administrative in our consolidated statements of operations.

Liquidity Stage

Disposition Fees

Our advisor or its affiliates will be paid for services relating to the sale of one or more properties a disposition fee equal to the lesser of 1.75% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, as determined by our board of directors, which will not exceed market norm. Until July 17, 2009, such fee was not to exceed an amount equal to 3.0% of the contracted for sales price. Effective July 17, 2009, the amount of disposition fees paid, plus any real estate commissions paid to unaffiliated parties, will not exceed the lesser of a customary competitive real estate disposition fee given the circumstances surrounding the sale or an amount equal to 6.0% of the contract sales price. For the years ended December 31, 2009, 2008 and 2007, we did not incur any disposition fees.

Incentive Distribution upon Sales

In the event of liquidation, our advisor will be paid an incentive distribution equal to 15.0% of net sales proceeds from any disposition of a property after subtracting: (1) the amount of capital we invested in our operating partnership; (2) an amount equal to an annual 8.0% cumulative, non-compounded return on such invested capital; and (3) any shortfall with respect to the overall annual 8.0% cumulative, non-compounded return on the capital invested in our operating partnership. Actual amounts to be received depend on the sale prices of properties upon liquidation. For the years ended December 31, 2009, 2008 and 2007, we did not incur any such distributions.

Incentive Distribution upon Listing

In the event of a termination of our Advisory Agreement upon the listing of shares of our common stock on a national securities exchange, our advisor will be paid an incentive distribution equal to 15.0% of the amount, if any, by which the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds the sum of the amount of capital we invested in our operating partnership plus an annual 8.0% cumulative, non-compounded return on such invested capital. Actual amounts to be received depend upon the market value of our outstanding stock at the time of listing among other factors. Upon our advisor’s receipt of such incentive distribution, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sale of our properties. For the years ended December 31, 2009, 2008 and 2007, we did not incur any such distributions.

Fees Payable upon Internalization of the Advisor

In the event of a termination of our Advisory Agreement due to an internalization of our advisor in connection with our conversion to a self-administered REIT, our advisor will be paid a fee determined by negotiation between our advisor and our independent directors. Upon our advisor’s receipt of such compensation, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon the sale of our properties. For the years ended December 31, 2009, 2008 and 2007, we did not incur any such fees.

Accounts Payable Due to Affiliates, Net

The following amounts were outstanding to affiliates as of December 31, 2009 and 2008:

		December 31,
Entity	Fee	2009	2008

Grubb & Ellis Realty Investors	Operating Expenses	$6,000	$10,000
Grubb & Ellis Realty Investors	Offering Costs	14,000	157,000
Residential Management	On-site Personnel Payroll	—	—
Grubb & Ellis Realty Investors	Acquisition Related Expenses	—	1,000
Grubb & Ellis Securities	Selling Commissions, Marketing Support Fees and Dealer Manager Fees	30,000	30,000
Residential Management	Property Management Fees	90,000	85,000
Triple Net Properties Realty, Inc.	Asset and Property Management Fees	—	581,000

		$140,000	$864,000

Unsecured Note Payables to Affiliate

For the years ended December 31, 2009, 2008 and 2007, we incurred $544,000, $220,000 and $204,000, respectively, in interest expense to NNN Realty Advisors. The unsecured note payables to NNN Realty Advisors are evidenced by unsecured promissory notes, which bear interest at a fixed rate and require monthly interest-only payments for the terms of the unsecured note payables to affiliate.

As of December 31, 2008, the outstanding principal amount under the unsecured note payables to affiliate was as follows:

Date of Note	Amount	Maturity Date	Interest Rate	Default Rate

06/27/08	$3,700,000	05/10/09	5.26%	7.26%
09/15/08	5,400,000	03/15/09	4.99%	6.99%

	$9,100,000

Effective May 10, 2009, we executed an extension to extend the maturity date of the promissory note dated June 27, 2008 from May 10, 2009 to November 10, 2009.

Effective March 9, 2009 and September 15, 2009, we executed extensions to extend the maturity date of the promissory note dated September 15, 2008 from March 15, 2009 to September 15, 2009 and from September 15, 2009 to December 15, 2009, respectively.

On November 10, 2009, we entered into a consolidated unsecured promissory note, or the Consolidated Promissory Note, with NNN Realty Advisors whereby we cancelled the promissory notes dated June 27, 2008 and September 15, 2008 and consolidated the outstanding principal balances of the cancelled promissory notes into the Consolidated Promissory Note. The Consolidated Promissory Note has an interest rate of 4.5% per annum, a default interest rate of 2.0% in excess of the interest rate then in effect and a maturity date of January 1, 2011. The interest rate payable under the Consolidated Promissory Note is subject to a one-time adjustment to a maximum rate of 6.0% per annum, which will be evaluated and may be adjusted by NNN Realty Advisors, in its sole discretion, on July 1, 2010. As of December 31, 2009, the outstanding principal amount under the Consolidated Promissory Note was $9,100,000.

Because these loans are related party loans, the terms of the loans and the unsecured notes, including any extensions or consolidation thereof, were approved by our board of directors, including a majority of our independent directors, and were deemed fair, competitive and commercially reasonable by our board of directors.

Certain Conflict Resolution Restrictions and Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter and our Advisory Agreement contain restrictions and conflict resolution procedures relating to: (1) transactions we enter into with our advisor, our directors or their respective affiliates; (2) certain future offerings; and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that applies to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Grubb & Ellis and its affiliates. These restrictions and procedures include, among others, the following:

•	Except as otherwise described in our prospectus for our follow-on offering, we do not accept goods or services from our advisor or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transactions, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•	We do not purchase or lease any asset (including any property) in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to our advisor, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•	We do not make any loans to our advisor, any of our directors or any of their respective affiliates except loans, if any, to our wholly owned subsidiaries. In addition, any loans made to us by our advisor, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Our advisor and its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or on behalf of joint ventures in which we are a joint venture partner, subject to the limitation that our advisor and its affiliates are not entitled to reimbursement of operating expenses, generally, to the extent that they exceed the greater of 2.0% of our average invested assets or 25.0% of our net income.

•	Our Advisory Agreement provides that if our advisor identifies an opportunity to make an investment in one or more Class A income-producing multi-family properties that satisfy our investment objectives and are placed under contract by our advisor or its affiliates, then our advisor will provide us with the first opportunity to purchase such investment. If our board of directors does not affirmatively authorize us to make such purchase within seven days of being offered such property, then our advisor may offer the investment opportunity to any other person or entity.

PROPOSAL FOR APPROVAL OF AMENDMENTS TO OUR CHARTER
(Proposal No. 2)

Effective [          ], 2010, our Board of Directors unanimously adopted a resolution to amend, and to recommend that our stockholders approve, amendments to Article IV and Section 5.8(a) of our charter. Under the proposed amendments, the definition of “Independent Directors” in Article IV of our charter and the investor suitability standards set forth in Section 5.8 of our charter would be revised to comply with the applicable provisions required by the current NASAA Guidelines.

The definition of “Independent Directors” in Article IV of our charter as proposed to be amended by this proposal would read as follows (marks indicate changes to the current provisions of our charter):

Independent Directors.  The directors of the Corporation who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Advisor of the Corporation.

(a) A director shall be deemed to be associated with the Sponsor or Advisor if he or she:

(i) owns an interest in the Sponsor, Advisor or any of their Affiliates;

(ii) is employed by the Sponsor, Advisor or any of their Affiliates;

(iii) is an officer or director of the Sponsor, Advisor or any of their Affiliates;

(iv) performs services, other than as a director, for the Corporation;

(v) is a director for more than three REITs organized by the Sponsor or advised by the Advisor; or

(vi) has any material business or professional relationship with the Sponsor, Advisor or any of their Affiliates.

(b)	~~Notwithstanding the foregoing, and consistent with (a)(v) above, serving as a director of or owning an interest in a REIT or other real estate program organized by the Sponsor or advised or managed by the Advisor or its Affiliates shall not, by itself, cause a director to be deemed associated with the Sponsor or the Advisor.~~

~~(c)~~	For purposes of determining whether or not a business or professional relationship is material pursuant to (a)(vi) above, the gross revenue derived by the director from the Sponsor, Advisor and their Affiliates shall be deemed material per se if it exceeds 5% of the director’s:

(i) annual gross revenue, derived from all sources, during either of the last two years; or

(ii) net worth, on a fair market value basis.

~~(d)~~
(c)
An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law are or have been associated with the Sponsor, Advisor, any of their Affiliates or the Corporation.

Section 5.8(a) of our charter as proposed to be amended by this proposal would read as follows (marks indicate changes to the current provisions of our charter):

(a)	To become a Common Stockholder in the Corporation, an individual or fiduciary must represent to the Corporation:

(i) that such individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account, grantor or donor who directly or indirectly supplies the funds to purchase the shares) has a minimum annual gross income of $~~45,000~~
70,000
 and a net worth (excluding home, furnishings and automobiles) of not less than $~~45,000~~
70,000
; or

(ii) that such individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account, grantor or donor who directly or indirectly supplies the funds to purchase the shares) has a net worth (excluding home, furnishings and automobiles) of not less than $~~150,000~~
250,000
; or

(iii) such other standards as may be established by individual states.

A form of the Second Articles of Amendment to our charter is attached to this proxy statement as Annex A, and this summary of the relevant provisions of our charter is qualified in its entirety by reference to Annex A.

Reasons for and General Effect of the Proposed Amendments

We were formed on December 21, 2005 to provide investors the potential for income and growth through investment in a diverse portfolio of apartment communities with stable cash flows and growth potential in select United States of America, or U.S., metropolitan areas. We commenced our initial public offering of shares of our common stock on July 19, 2006 with the definition of “Independent Directors” that is currently in Article IV of our charter and the investor suitability standards that are currently in Section 5.8(a) of our charter. Our initial offering was effective with the SEC and in all U.S. jurisdictions until we terminated the initial public offering on July 17, 2009.

Concurrent with the termination of our initial offering on July 17, 2009, we commenced our follow-on offering of shares of our common stock pursuant to a Registration Statement on Form S-11 that was declared effective by the SEC. As of the date of this proxy statement, we have received the authorizations necessary to offer and sell our shares of common stock in all U.S. jurisdictions. However, our authorization to offer and sell our shares of common stock in the states of Alabama and Arkansas was contingent upon our undertaking to amend the definition of “Independent Directors” in Article IV of our charter and the investor suitability standards in Section 5.8(a) of our charter as set forth in this proxy statement.

With respect to the proposal to amend the definition of “Independent Directors” in Article IV of our charter, currently, serving as a director of or owning an interest in a real estate investment trust or other real estate program organized by our sponsor or advised or managed by our advisor or its affiliates does not, by itself, cause a director to be deemed associated with our sponsor or our advisor. Therefore, it is possible that a director could be considered an “independent director” even if that director owns an interest in a real estate investment trust or other real estate program organized by our sponsor or advised or managed by our advisor or its affiliates. The Alabama Securities Commission and the Arkansas Securities Department have taken the position that this provision does not comply with the definition of “Independent Trustees” set forth in Section I.B.14 of the NASAA Guidelines, and have therefore required that the provision be removed from our charter.

None of our current independent directors or nominees for our independent directors (Glenn W. Bunting, Jr., Robert A. Gary, IV and Richard S. Johnson) serves as a director or owns an interest in a real estate investment trust or other real estate program organized by our sponsor or advised or managed by our advisor or its affiliates. Therefore, approval of the proposed amendment to the definition of “Independent Directors” in Article IV of our charter would have no effect on the “independent” status of our current independent directors or our nominees for our independent directors. However, upon approval of the amendment to the definition of “Independent Directors” in Article IV of our charter, our independent directors could no longer be considered independent if they subsequently own an interest in a real estate investment trust or other real estate program organized by our sponsor or advised or managed by our advisor or its affiliates.

If the proposed amendment to the definition of “Independent Directors” in Article IV of our charter is not approved by our stockholders, we will no longer be permitted to offer or sell shares of our common stock in the states of Alabama and Arkansas.

With respect to the proposal to amend the investor suitability standards in Section 5.8(a) of our charter, because our current charter was adopted in July 2006, it contains the investor suitability standards that were required by the NASAA Guidelines at that time (and no state subsequently required an amendment to the investor suitability standards contained in our charter during our initial public offering). However, in May 2007, the North American Securities Administrators Association amended the NASAA Guidelines to increase the required investor suitability standards to those set forth in the proposed amendment to Section 5.8(a) of our charter. The prospectus regarding our follow-on public offering of shares of our common stock already requires investors to have at least the increased investor suitability standards that are currently required by the NASAA Guidelines. However, the Alabama Securities Commission and the Arkansas Securities Department have taken the position that Section 5.8(a) of our charter must be amended to reflect these increased investor suitability standards, as well. Therefore, the proposed amendment to Section 5.8(a) of our charter increases the suitability standards required in order to become our common stockholder by requiring an individual to represent to us that that such individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account, grantor or donor who directly or indirectly supplies the funds to purchase the shares) has a minimum annual gross income of $70,000 (an increase from $45,000 under our current charter) and a net worth (excluding home, furnishings and automobiles) of not less than $70,000 (an increase from $45,000 under our current charter); or (ii) that such individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account, grantor or donor who directly or indirectly supplies the funds to purchase the shares) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000 (an increase from $150,000 under our current charter); or (iii) such other standards as may be established by individual states.

Since our follow-on offering of shares of our common stock already imposes the investor suitability standards required by the current NASAA Guidelines, approval of the proposed amendment to the investor suitability standards in Section 5.8(a) of our charter would have no effect on our current follow-on offering, although it would prevent us from imposing any lower investor suitability standards in the future without a subsequent amendment of our charter.

However, if the proposed amendment to the investor suitability standards in Section 5.8(a) of our charter is not approved by our stockholders, we will no longer be permitted to offer or sell our shares of common stock in the states of Alabama and Arkansas.

As a result of the desire to continue to make offers and sales of shares of our common stock to residents of Alabama and Arkansas, our Board of Directors has determined that the proposed amendments to our charter are desirable and should be approved by our stockholders.

In order for this Proposal No. 2 to be approved by our stockholders, the affirmative vote of a majority of all votes entitled to be cast at the annual meeting must be cast in favor of the proposal. If our stockholders adopt the proposed amendments to our charter, we will file the Second Articles of Amendment to our charter with the State Department of Assessments and Taxation of Maryland, and the Second Articles of Amendment will be effective upon acceptance by the State Department of Assessments and Taxation of Maryland.

If the proposed amendments to our charter are not approved by our stockholders, we will immediately cease making offers and sales of our securities to residents of Alabama and Arkansas.

Our Board of Directors unanimously recommends a vote FOR THE ADOPTION OF THE SECOND ARTICLES OF AMENDMENT TO OUR CHARTER to amend the definition of “Independent Directors” in Article IV of our charter and to amend the investor suitability standards in Section 5.8(a) of our charter.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;
AUDIT AND NON-AUDIT FEES

Deloitte & Touche LLP, or Deloitte & Touche, has served as our independent registered public accounting firm since January 6, 2006 and audited our consolidated financial statements for the years ended December 31, 2009, 2008 and 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006.

The following table lists the fees for services billed by our independent auditors for 2009 and 2008:

Services	2009	2008

Audit fees(1)	$251,000	$505,000
Audit-related fees(2)	—	—
Tax fees(3)	15,000	20,000
All other fees	—	—

Total	$266,000	$525,000

(1)	Audit fees billed in 2009 and 2008 related to the audit of our annual consolidated financial statements, a review of our quarterly consolidated financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC, including filings related to our offerings. These amounts include fees paid by our advisor and its affiliates for costs in connection with our offerings, and to the extent cumulative other organizational and offering expenses exceed 1.5% and 1.0% of the gross proceeds of our initial offering and our follow-on offering, respectively, these amounts are not included within our consolidated financial statements.

(2)	Audit-related fees relate to financial accounting and reporting consultations.

(3)	Tax fees relate to tax compliance and tax planning and advice.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC.

All services rendered by Deloitte & Touche for the period ended December 31, 2009, were pre-approved in accordance with the policies and procedures described above.

Auditor Independence

The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The role of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has reviewed and discussed our audited financial statements as of and for the year ended December 31, 2009 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, Professional Standards, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and it has discussed their independence with us. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of tax preparation, tax consulting services and other non-audit services to us is compatible with maintaining the independent registered public accounting firm’s independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 19, 2010.

Audit Committee:

Robert A. Gary, IV, Chairman
Glenn W. Bunting, Jr.
Richard S. Johnson

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is being mailed to stockholders on or about April [  ], 2010. Our Annual Report on Form 10-K is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

PROPOSALS FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

Under SEC regulations, any stockholder desiring to submit a proposal for inclusion in proxy solicitation material for the 2011 Annual Meeting of Stockholders must cause such proposal to be received at our principal executive offices located at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary, no later than [          ], in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. If a stockholder wishes to present a proposal at our 2011 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2011 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Secretary at our offices no earlier than [          ] and no later than [          ]. Stockholders are advised to review our bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations. We presently anticipate holding the 2011 Annual Meeting of Stockholders in June 2011.

OTHER MATTERS

Mailing of Materials; Other Business

On or about April [  ], 2010, we will mail a proxy card together with this proxy statement to all stockholders of record at the close of business on April 9, 2010. The only business to come before the annual meeting of which management is aware of is set forth in this proxy statement. If any other business does properly come before the annual meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

It is important that proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the accompanying proxy card in the accompanying return envelope or by fax to (212) 645-8046 or by telephone by dialing toll-free 1-866-888-4066 or by the Internet at https://www.proxyvotenow.com/aptre.

ANNEX A

GRUBB & ELLIS APARTMENT REIT, INC.

SECOND ARTICLES OF AMENDMENT

Grubb & Ellis Apartment REIT, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The charter of the Corporation is hereby amended by deleting therefrom the definition of “Independent Directors” in Article IV and inserting in lieu thereof the following definition of “Independent Directors” in Article IV:

Independent Directors.  The directors of the Corporation who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Advisor of the Corporation.

(a) A director shall be deemed to be associated with the Sponsor or Advisor if he or she:

(i) owns an interest in the Sponsor, Advisor or any of their Affiliates;

(ii) is employed by the Sponsor, Advisor or any of their Affiliates;

(iii) is an officer or director of the Sponsor, Advisor or any of their Affiliates;

(iv) performs services, other than as a director, for the Corporation;

(v)	is a director for more than three REITs organized by the Sponsor or advised by the Advisor; or

(vi)	has any material business or professional relationship with the Sponsor, Advisor or any of their Affiliates.

(b)	For purposes of determining whether or not a business or professional relationship is material pursuant to (a)(vi) above, the gross revenue derived by the director from the Sponsor, Advisor and their Affiliates shall be deemed material per se if it exceeds 5% of the director’s:

(i) annual gross revenue, derived from all sources, during either of the last two years; or

(ii) net worth, on a fair market value basis.

(c)	An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law are or have been associated with the Sponsor, Advisor, any of their Affiliates or the Corporation.

SECOND:  The charter of the Corporation is hereby amended by deleting therefrom Section 5.8(a) of Article V and inserting in lieu thereof the following Section 5.8(a) of Article V:

(a)	To become a Common Stockholder in the Corporation, an individual or fiduciary must represent to the Corporation:

(i)	that such individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account, grantor or donor who directly or indirectly supplies the funds to purchase the shares) has a minimum annual gross income of $70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $70,000; or

(ii)	that such individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account, grantor or donor who directly or indirectly supplies the funds to purchase the shares) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000; or

(iii)	such other standards as may be established by individual states.

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THIRD:  This amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH:  The undersigned Chief Executive Officer acknowledges these Second Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

Except as amended hereby, the rest and remainder of the Corporation’s charter shall be and remain in full force and effect.

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GRUBB & ELLIS APARTMENT REIT, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 22, 2010
INVESTOR PROXY CARD
Solicited by the Board of Directors

CONTROL NUMBER

VOTE BY INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL OR BY FAX
https://www.proxyvotenow.com/aptre	1-866-888-4066
Have this form available when you visit the secure voting site and follow the simple instructions. You may elect to receive an email confirmation of your vote.	Call toll-free on a touch-tone phone, 24 hours a day, seven days a week. Have this form available when you call and follow the simple instructions.	Mark, date and sign this proxy card and mail promptly in the postage-paid envelope or fax your vote to (212) 645- 8046. Do not return the proxy card if you vote by telephone, by Internet, or by fax.
All votes, whether by Internet, telephone, mail or fax must be received no later than 5:00 p.m., Pacific Daylight Time, on June 21, 2010, to be included in the voting results.
     The undersigned stockholder of Grubb & Ellis Apartment REIT, Inc., a Maryland corporation, hereby appoints Stanley J. Olander, Jr. and Andrea R. Biller, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2010 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc. to be held on June 22, 2010 at 10:00 a.m. local time, at the company’s offices located at 1606 Santa Rosa Road, Suite 109, Richmond, Virginia 23229, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.
     This proxy is solicited on behalf of the Grubb & Ellis Apartment REIT, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2010 Annual Meeting of Stockholders, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies.
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on June 22, 2010
The proxy statement and annual report to stockholders are available at www.eproxyaccess.com/aptre.
You may obtain directions to attend the 2010 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc. by calling (804) 955-1109.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” NAMED IN ITEM NO. 1 AND “FOR” ITEM NO. 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED “FOR ALL NOMINEES” NAMED IN ITEM NO. 1 AND “FOR” ITEM NO. 2.
1.	For the election of (01) Stanley J. Olander, Jr., (02) Andrea R. Biller, (03) Glenn W. Bunting, Jr., (04) Robert A. Gary, IV, and (05) Richard S. Johnson to serve as Directors until the Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc. to be held in the year 2011 and until his or her successor is duly elected and qualified.

☐ For All Nominees	☐ Withheld as to All Nominees	☐ For All Nominees Except*
(01) Stanley J. Olander, Jr. (02) Andrea R. Biller (03) Glenn W. Bunting, Jr. (04) Robert A. Gary, IV (05) Richard S. Johnson
*To withhold a vote regarding any individual nominee, strike a line through the nominee’s name
2.	For the adoption of the amendments to the company’s charter.

☐ For ☐ Against ☐ Abstain

Signature:	Date , 2010
Signature:	Date , 2010
When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.